UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 14, 2009

ANTIVIRAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53449	26-1188469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1111, Tower II, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (852) 2317 1291

4807 S. Zang Way, Morrison, CO 80465
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS CURRENT REPORT ON FORM 8-K, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

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CURRENT REPORT ON FORM 8-K

ANTIVIRAL TECHNOLOGIES, INC.

TABLE OF CONTENTS

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

1

SHARE EXCHANGE

1

DESCRIPTION OF THE COMPANY

3

DESCRIPTION OF OUR BUSINESS

4

RISK FACTORS

11

FINANCIAL INFORMATION

21

PROPERTIES

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

23

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE  28

LEGAL PROCEEDINGS

29

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

29

RECENT SALES OF UNREGISTERED SECURITIES

29

DESCRIPTION OF SECURITIES

30

INDEMNIFICATION OF DIRECTORS AND OFFICERS

30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

31

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

31

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS  31

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

31

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

32

SIGNATURES

33

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ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 14, 2009, Antiviral Technologies, Inc. (formerly Table Mesa Acquisitions, Inc., and hereinafter referred to as the “Registrant”), a Nevada corporation, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Obio Pharmaceutical (H.K.), Ltd., (“Obio HK”), a corporation incorporated under the laws of Hong Kong, and Obio Pharmaceutical Holdings, Ltd., a corporation organized under the laws of the British Virgin Islands (“OPHL”), the sole shareholder of Obio HK.  Pursuant to the terms of the Exchange Agreement, OPHL agreed to transfer all of the issued and outstanding shares of common stock in Obio HK to the Registrant in exchange for the issuance of an aggregate of 147,000,000 shares of the Registrant’s common stock to OPHL, thereby causing Obio HK, and its subsidiary, Beijing Obio Pharmaceutical Co., Ltd. (“Beijing Obio”), a corporation formed under the laws of the People’s Republic of China (“PRC”) to become wholly-owned subsidiaries of the Registrant (the “Share Exchange”).

As of the date of the execution of the Exchange Agreement, there were no material relationships between the Company or any of its affiliates and Obio HK, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE

The Share Exchange

As discussed in Item 1.01, on October 14, 2009, the Registrant entered into the Exchange Agreement with Obio HK and OPHL. Pursuant to the terms of the Exchange Agreement, OPHL agreed to transfer a total of 2 shares of Obio HK, representing all of the issued and outstanding shares of common stock in Obio HK, to the Registrant in exchange for the issuance of an aggregate of 147,000,000 shares of the Registrant’s common stock to OPHL, thereby causing Obio HK and its wholly-owned subsidiary Beijing Obio, to become wholly-owned subsidiaries of the Registrant.

Upon the closing of the Share Exchange on October 14, 2009, OPHL delivered 2 shares of common stock of Obio HK, representing all of its issued and outstanding common stock, to the Registrant in exchange for 147,000,000 shares of common stock of the Registrant. Following completion of the Share Exchange, the Registrant has a total of 150,000,000 shares issued and outstanding, and Obio HK, and its subsidiary, Beijing Obio, are wholly-owned subsidiaries of the Registrant.

Prior to closing of the Share Exchange, the Registrant had a total of 3,000,000 shares of its common stock issued and outstanding.  Pursuant to the terms of the Exchange Agreement, at closing, OPHL received an aggregate of 147,000,000 shares of the Registrant’s common stock, or 73,500,000 shares of the Registrant’s common stock in exchange for each of the 2 issued and outstanding share of common stock of Obio HK.  As a result, following closing of the Share

Exchange, the Registrant has a total of 150,000,000 issued and outstanding shares, of which 147,000,000 shares, or 98%, are owned by the Shareholder.

The shares of the Registrant’s common stock issued in connection with the Share Exchange were not registered under the Securities Act, in reliance upon the exemption from registration provided by Regulation S of the Securities Act.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

As of the date of the closing of the Exchange Agreement, there were no material relationships between the Company or Obio HK, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange

At this time, the Registrant intends to carry on the business of Obio HK as its sole line of business. Obio HK is a development stage biotechnology company utilizing Cysteamine compositions in the development of antiviral drugs for human application.  The Registrant has relocated its executive offices to Suite 1111, Tower II, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong, and changed its telephone number to +852 2317 1291.

Changes to the Board of Directors and Officers

Pursuant to the terms of the Exchange Agreement, upon closing of the Share Exchange Francis Chi was appointed as a director of the Registrant to serve with Jay Lutsky, who was previously the sole director.  In addition, all of the former officers of the Company resigned and the following persons were appointed as officers of the Registrant: Bill P Chan, as Chief Executive Officer, KC Cheng, as Chief Financial Officer, Treasurer and Secretary of the Registrant. Subsequent to closing of the Share Exchange and following compliance with the provisions of SEC Rule 14f-1, it is anticipated that Jay Lutsky will resign as a director and be replaced by one or more persons designated by Obio HK.  All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger,” since the Shareholder owns a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange. Obio HK is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Obio HK, and will be recorded at the historical cost basis of Obio HK.  After completion of the Share Exchange, the Registrant’s consolidated financial statements will include the assets and liabilities of the Registrant and Obio HK, the historical operations of Obio HK, and the operations of the Registrant and its subsidiaries from the closing date of the Share Exchange.  No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Registrant’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Registrant occurred on the date of consummation of the Share Exchange.

DESCRIPTION OF THE COMPANY

As used in this Current Report on Form 8-K, all references hereinafter to the “Registrant,” the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Antiviral Technologies, Inc., and for periods subsequent to the closing of the Share Exchange refer to Antiviral Technologies, Inc., and its subsidiary, Obio HK.

Corporate Structure

Antiviral Technologies, Inc., was incorporated in the State of Nevada on September 13, 2007 under the name Table Mesa Acquisitions, Inc., and changed its name to Antiviral Technologies, Inc., on October 13, 2009, in anticipation of completion of the Share Exchange transaction with Obio HK described above.  The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

Prior to the completion of the Share Exchange with Obio HK discussed above, the Registrant was a shell company as defined in Rule 12b-2 under the Securities Act of 1933, having no or nominal business operations, employees, or assets.

As a result of the Share Exchange described in this Item 2.01, Obio HK and its wholly-owned subsidiary, Beijing Obio, became wholly-owned subsidiaries of the Registrant. Obio HK was incorporated on June 28, 1999, as a limited company under the laws of Hong Kong.

The Chart below depicts the corporate structure of the Registrant as of the date of this 8-K.  The Registrant owns 100% of the capital stock of Obio HK and has no other direct subsidiaries, and Obio HK owns 100% of the capital stock of Beijing Obio and has no other subsidiaries.

Antiviral Technologies, Inc. A Nevada Corporation

↓ 100%

Obio Pharmaceutical (H.K.), Ltd. A Hong Kong Corporation

↓ 100%

Beijing Obio Pharmaceutical Co., Ltd. A PRC Corporation

DESCRIPTION OF OUR BUSINESS

Company Overview

The Registrant does not directly carry on any business operations.  As a result of the Share Exchange, all of the Registrant’s business operations are conducted through its wholly-owned subsidiary, Obio HK, which is headquartered in Hong Kong. Obio HK is a development stage biotechnology company utilizing Cysteamine compositions in the development of antiviral drugs for human application. The Registrant’s new contact information is as follows:

Obio Pharmaceutical (H.K.) Limited

Suite 1111, Tower II, Silvercord, 30 Canton Road,

Tsimshatsui, Kowloon, Hong Kong

Telephone: +852 2317 1291

Background and History

Obio HK is a Hong Kong corporation which was formed on June 28, 1999 as Pacific Cosmos Investment Limited. After formation, it had several name changes including a change to J & P Capital (Hong Kong) Limited, on August 27, 1999, a change to Omega-Pharma (Hong Kong) Limited, on May 21, 2003, a change to Omega-BioPharma (HK) Limited, on December 10, 2003, and finally, a change to its current name, Obio Pharmaceutical (H.K.) Limited, on March 2, 2009.

Prior to completion of the Share Exchange, the sole shareholder of Obio HK was Obio Pharmaceutical Holdings Limited a British Virgin Islands corporation (“OPHL”).  OPHL was formed on April 29, 2002, by many of the existing shareholders of Walcom Group Limited, a British Virgin Islands corporation engaged in the research, development, commercialization, production and marketing of animal feed additives.

It was recognized by Walcom Group Limited and the founders of OPHL that products originally developed for animal applications may also have the potential to be developed into products for human use, but that the process of development of products for human use is a more expensive and time consuming process.  Accordingly, Walcom Group assigned and licensed certain intellectual property it had developed for use in animal application to OPHL, to be used by OPHL in the process of seeking to develop products for human application.

OPHL has focused its research and development in three major areas, including (i) antiviral drugs, (ii) metabolic syndrome/diabetes drugs, and (iii) geriatric drugs, and engaged Obio HK to focus on the development of antiviral drugs. Obio HK has conducted research related to the development of antiviral drugs and has developed and filed patent applications in the antiviral area with patent offices in various countries.

Worldwide Influenza Outbreak

Unlike seasonal outbreaks of flu, which are caused by strains of flu virus similar to those which have appeared in previous years, pandemic influenza is a global outbreak of disease which occurs when a new influenza A virus, to which humans are susceptible because they have not previously been exposed, begins to appear in, and spread among, the human population.  Pandemic strains of influenza often spread rapidly and cause more serious disease and death as compared to the seasonal flu.  Because of this, past flu pandemics have led to high levels of illness, death, social disruption and economic loss.

Although vaccines are commonly used to prevent seasonal flu, currently available flu vaccines will not protect against a new pandemic strain of flu virus. Also because it takes several months to develop and distribute vaccine for a new strain of flu, it is unlikely that an effective vaccine would be available in the early stages of a pandemic.  In addition to vaccines, antiviral medications are also used to treat and/or prevent influenza A viruses. However, due to rapid mutation, flu strains can become resistant to existing antiviral medications as well as newly developed vaccines.

There were three pandemic influenza outbreaks during the 20th century, including the pandemic of 1918-1919, which caused more than 50 million deaths worldwide. By comparison, in a period of less than ten years in the 21st century, two pandemic influenza outbreaks have already occurred, the H5N1 avian influenza, and the H1N1 swine influenza.  The current worldwide problem of pandemic influenza, and the possibility of more frequent outbreaks pandemic influenza in the future, indicate a new and serious threat for human beings. In these circumstances, development of new anti-influenza drugs is an unmet need.

The H1N1 Swine influenza outbreak began in Mexico in April, 2009, and has already spread around the world, infecting more than 500,000 people, and causing more than 4000 deaths within the first six months. While governmental agencies and leading drug companies are working to produce Human Swine Influenza Virus H1N1 vaccine in sufficient quantities, issues exist as to whether the virus may further mutate and become transmittable through humans and resistant to the two existing antiviral drugs, Tamiflu, which is taken orally, and Relenza, which is inhaled.  Although the current swine influenza virus strain has been less deadly than originally feared, there is concern that the virus strain may mutate and become more lethal.

The human avian influenza first attracted attention in 2003.  H5N1 avian influenza virus is highly pathogenic, known to mutate quickly, is easily transmissible between birds, and at ordinary temperatures, the virus is able to survive in the environment for weeks. With migratory birds as carriers, the H5N1 virus is spreading rapidly to all parts of the world.

To date, there have been only isolated cases of the spread of the H5N1 virus from one infected person to another, and transmission has not been observed to continue beyond one person.  However, H5N1 virus has been very lethal, causing more than half of those infected to die. The ability of the virus to mutate rapidly may cause it to become more susceptible to human-to-human transmission, and recent research has revealed that the virus has already increased its ability to infect mammals, thereby increasing the threat of a mass infection in humans.

Currently there is no effective vaccine or other clinically proven treatment available to protect humans against H5N1 virus.  In recent years, many pharmaceutical companies and research institutions have devoted significant resources to the development of potential avian influenza vaccines, but at the present time, most of these potential vaccines are in the early stages of development.  More importantly, however, it is unclear how useful vaccines would be in preventing a possible avian influenza pandemic for the following reasons:

♦

The H5N1 virus is known to mutate quickly and since vaccines are strain specific, a small mutation of the viruses could make the vaccines ineffective

♦

The production of vaccines can take up to several months and as a result, it is difficult to increase the supply if the need arises suddenly

♦

The practical difficulties of vaccinating entire populations, especially when the virus mutates quickly, makes relying solely on vaccines for the prevention of avian influenza pandemic an impractical option.

Because of concerns about the effects of a worldwide influenza pandemic, the World Health Organization recommends, as part of its Pandemic Preparedness Plan, that countries purchase antiviral treatments which are effective against all influenza virus strains for as much as 20% -40% of their population as a precautionary measure.

Tamiflu is currently the most popular drug being stockpiled by countries around the world to prevent and treat pandemic influenza (particularly the H5N1 avian influenza and the H1N1 swine influenza. The most popular alternative which is also being stockpiled in much smaller quantities is Relenza.

Product Development

Obio HK uses the internal identification code TG 21 for its lead product in development.  TG 21 is a compound which, in both in vivo and in vitro tests conducted by several independent virology laboratories in the US and China, has been demonstrated have to the potential to become a highly effective anti-influenza drug, particularly for the H5N1 avian influenza virus

TG 21 is a Cysteamine composition and a natural metabolite (a substance produced by metabolism or by a metabolic process) generated in animals and humans.  In animals, cysteamine promotes the release of growth hormone, which is secreted by the anterior pituitary gland in all mammals. Growth hormone is a major participant in control of several complex physiological processes, including growth and metabolism.  In addition to effects on growth, cysteamine has also been shown to increase the activity of the immune system in animals and to have a positive synergistic effect in enhancing the antibody titer (the level of antibodies in the blood) of animals after being vaccinated, including receiving the H5N1 Avian Influenza Vaccine.  The apparent positive effect of cysteamine on the immune system of animals is expected in light of the observation that cysteamine promotes the release of growth hormone, because there is evidence that growth hormone, and the subsequently formed Insulin-Like-Growth-Factor-1 (IGF-1), have a strong influence on immunity.

Pure cysteamine is very difficult to store and administer because upon exposure to air it is readily oxidized to an inactive compound. Another disadvantage in working with cysteamine is that it has a very bad odor akin to that of bad eggs.  However, Walcom Group has developed a proprietary micro-encapsulation technology for cysteamine which is part of the intellectual property licensed to Obio HK through OPHL, and which has allowed Obio HK to use cysteamine in the development of TG 21.

TG 21 is a chemically synthesized compound which is relatively straight forward to manufacture.  Manufacturing involves a pure chemical process that requires only six main steps in the production process.  Furthermore, because the production of TG 21 does not require any novel ingredients or ingredients that may be difficult to obtain, supply bottlenecks would not be expected to develop in the event of a sudden increase in demand for the product.

TG 21 is not a new chemical entity. It has already obtained FDA and EMA approvals in higher dosages as an orphan drug (a drug developed for treatment of a disease of low prevalence in the community) for treatment of nephropathic cystinosis in the US and in some European countries. The fact that the compound is already approved for use provides confidence as to its safety and could significantly reduce its potential time to market as well as the risk that it will fail to reach commercial production.

The antiviral mechanism of TG 21 is understood to be different from neuranminidase inhibition, which is the mechanism of the two main influenza antivirals currently available in the market, Tamiflu and Relenza.  As a result, TG 21 is not expected to compete to replace existing antivirals in the marketplace.  Instead, it is considered more likely to be considered as an alternative to be used to provide protection in the event the H5N1 or other influenza virus including the human swine influenza virus develops resistance to the existing antivirals.  There are also expected to be opportunities for development of combination drugs and the possibility of increased efficacy through usage/treatment in conjunction with other existing antiviral drugs.

Research and Development

To date, experiments involving TG 21 have been conducted by several independent virology laboratories.  These experiments, which have used specific pathogen free eggs, chickens and mice, have demonstrated that TG 21 has a significant antiviral activity against H5N1, H3N2, and Asia Type 3 viruses

It is anticipated that the Company will continue in the future to conduct additional research and development activities to focus on clinical trials of its TG 21 drug candidate and to explore other antiviral solutions for various viruses including H1N1 swine flu virus.

Future Plans

The Company plans to initially focus on the China market for development of TG 21.  The Company has been engaged in negotiations with South China Center for Innovative Pharmaceuticals (SCCIP) regarding a plan for joint development of TG 21 in China.  Subject to further negotiation, it is anticipated that SCCIP may cooperate with the Company and provide some funding, in conjunction with funding to be provided by the Company, for the purpose of filing an NDA (new drug application) and IND (Investigational New Drug application) with the Chinese Food and Drug Administration.  It is anticipated that this process could result in the approval of a new drug available for sale within a period of 2 1/2 to 3 years.

The Company also has preliminary plans to pursue development opportunities for TG 21 in the United Kingdom, India and the United States.

Patents and Licenses

Patent Assignment Agreement. On September 19, 2006, Walcom Group, Obio HK, and several related entities entered into a Patent Assignment Agreement pursuant to which Walcom Group assigned certain rights in patents derived from its core technology to Obio HK and various related entities.  The rights assigned are for the purpose of using the core technology in respect of potential human applications.  A copy of the Patent Assignment Agreement is attached to hereto as Exhibit 10.1.  The total consideration for the patent assignment was US $200,000.  In addition, Obio HK and its related entities are obligated to payment Walcom Group a royalty of 3% of the net sales value of any products they produce in the human application field arising from the benefit of the assigned patents.  Obio HK and its related entities also licensed back to Walcom Group on an exclusive, perpetual, royalty free basis, the technology within the assigned patents for use within the area of business of Walcom Group relating to development of animal products.

License Agreement.   On September 19, 2006, Walcom Group, OPHL, and various related entities entered into a License Agreement. Pursuant to the terms of the License Agreement, Walcom Group licensed to OPHL and its related entities the technology with Walcom Group’s portfolio of patents for use by OPHL on an exclusive basis for use in development of products for human application. A copy of the License Agreement is attached hereto as Exhibit 10.2.  The initial term of the license is 5 years, within which OPHL is expected to apply for United States of American Food and Drug Administration (FDA) (or equivalent) approval of products for human application using the technology in the patents held by OPHL with the benefit of the license of technology from Walcom Group. Failure to apply for FDA (or equivalent) approval within the initial term would either mean termination of the license or a 1-year extension if OPHL can prove to the satisfaction of Walcom Group that FDA (or equivalent) approval will be applied for within the 1-year extension period.  Upon FDA (or equivalent) approval being granted, or in the event of legal sales of products without FDA (or equivalent) approval, the license that extend for a period of 10 years with renewal thereafter subject to negotiation.  The consideration for the license is a 3% royalty on net sales of products.  In addition, Walcom Group has an exclusive, perpetual and royalty free license back of the inventions of OPHL for use in the area of business of Walcom Group relating to development of animal products.

Sublicense Agreement.

On September 17, 2009, OPHL and Obio HK entered into a Sublicense Agreement pursuant to which OPHL granted Obio HK a limited exclusive sub-license of the technology which Walcom Group licensed to OPHL pursuant to the License Agreement described above.  Pursuant to the Sublicense Agreement, Obio HK has all the rights previously licensed to OPHL pursuant to the terms of the License Agreement, and is obligated to pay OPHL a royalty of 6% of the net sales value of all antiviral drug products created and sold by Obio HK using the licensed technology.  A copy of the Sublicense Agreement is attached hereto as Exhibit 10.3.

Patent Applications.  Obio HK has filed numerous patent applications in major countries throughout the world relating to the antiviral effect of TG 21 in the treatment of influenza.  The claims in these patent applications include the usage of TG 21 for both treatment and prevention of viral infection of influenza virus.  The claims also include the use to TG 21 in conjunction with other antiviral drugs and pharmaceutical materials for the treatment and prevention of avian influenza.  The patents filed by Obio HK include the following:

Title of Invention:  Material and Methods for Improving Immunity and Treating Stress

Docket Series:  OBI-104C2P, OBI-104C3P

Filing of Immune Enhancement Solutions in United States

Title of Invention:  Materials and Methods for Treating Viral Infections

Docket Series:  OBI-104P, OBI-104C4P, OBI-104C5P, OBI-104C5XC1

Filing of Antiviral Solutions (of viruses including Influenza Virus) in United States, PCT, ARIPO, Australia, Argentina, Brazil, Canada, Chile, Egypt, Europe, India, Indonesia, Israel, Japan, Malaysia, Mexican, New Zealand, OAPI, Pakistan, Philippines, Peoples

Republic of China, Russia, Singapore, South Africa, South Korea, Taiwan, Thailand, UAE, Vietnam

Title of Invention:  Materials and Methods for Treating Influenza Infections

Docket Series:  OBI-108P, OBI-108X

Filing of Combination of Antiviral Solutions (of viruses including Influenza Virus) in United States of America. PCT

Title of Invention:

Materials and Methods for Treating Viral Infections

Docket Series:  OBI-111P

Filing of Inhalation Antiviral Solution (of viruses including Influenza virus) in United States of America

A complete listing of all patent applications filed by Obio HK is attached hereto as Exhibit 10.4.

Government Regulation

The research and development, manufacture and marketing of human therapeutic and diagnostic products are subject to regulation, primarily by the United States Food and Drug Administration (“FDA”) in the United States and by comparable authorities in other countries. These national agencies and other federal, state and local entities regulate, among other things, research and development activities (including testing in animals and in humans) and the testing, manufacturing, handling, labeling, storage, record keeping, approval, advertising and promotion of the products that we are developing. Noncompliance with applicable requirements can result in various adverse consequences, including, delay in approving or refusal to approve product licenses or other applications, suspension or termination of clinical investigations, revocation of approvals previously granted, fines, criminal prosecution, recall or seizure of products, injunctions against shipping products and total or partial suspension of production and/or refusal to allow a company to enter into governmental supply contracts.

The Drug Development Process

The FDA, and comparable agencies in other countries, requires that pharmaceutical and certain other therapeutic products undergo significant clinical experimentation and clinical testing, known as clinical trials or clinical studies, prior to their marketing or introduction to the general public.

Below, we describe the principal framework in which clinical studies are conducted, as well as describe a number of the parties involved in these studies.

Protocols.  Before commencing human clinical studies, the sponsor of a new drug must submit an investigational new drug application, or IND, to the FDA. The application contains what is known in the industry as a protocol.  A protocol is the blueprint for each drug study. The protocol sets forth, among other things, the following:

?

who must be recruited as qualified participants;

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how often to administer the drug;

?

what tests to perform on the participants; and

?

what dosage of the drug to give to the participants.

Institutional Review Board. All clinical studies must be approved by an institutional review board, which is an independent committee of professionals and lay persons.  The institutional review board’s role is to protect the rights of the participants in clinical studies by reviewing protocols and other aspects.

Clinical Trials.  Human clinical studies or testing of a potential drug are generally done in four stages known as Phase I through Phase IV testing.  The names of the phases are derived from the regulations of the FDA (or equivalent). Generally, there are multiple studies conducted in each phase.

Phase I.  Phase I studies involve testing a drug or product on a limited number of healthy participants, typically 24 to 100 people at a time.  Phase I studies determine a drug’s basic safety and how the drug is absorbed by, and eliminated from, the body.  This phase lasts an average of six months to a year.

Phase II.  Phase II trials involve testing up to 200 participants at a time who may suffer from the targeted disease or condition.  Phase II testing typically lasts an average of one to two years.  In Phase II, the drug is tested to determine its safety and effectiveness for treating a specific illness or condition.  Phase II testing also involves determining acceptable dosage levels of the drug.  If Phase II studies show that a new drug has an acceptable range of safety risks and probable effectiveness, a company will continue to review the substance in Phase III studies.

Phase III.  Phase III studies involve testing large numbers of participants, typically several hundred to several thousand persons.  The purpose is to verify effectiveness and long-term safety on a large scale.  These studies generally last two to three years.  Phase III studies are conducted at multiple locations or sites.  Like the other phases, Phase III requires the site to keep detailed records of data collected and procedures performed.

New Drug Approval. The results of the clinical trials are submitted to the FDA (or equivalent) as part of a new drug application (“NDA”).  Following the completion of Phase III studies, assuming the sponsor of a potential product in the United States believes it has sufficient information to support the safety and effectiveness of its product, it submits an NDA to the FDA requesting that the product be approved for marketing.  The application is a comprehensive, multi-volume filing that includes the results of all clinical studies, information about the drug’s composition, and the sponsor’s plans for producing, packaging and labeling the product.  The FDA’s review of an application can take a few months to many years, with the average review lasting 18 months.  Once approved, drugs and other products may be marketed in the United States, subject to any conditions imposed by the FDA.

Phase IV.  The FDA may require that the sponsor conduct additional clinical trials following new drug approval.  The purpose of these trials, known as Phase IV studies, is to monitor long-term risks and benefits, study different dosage levels or evaluate safety and effectiveness.  In recent years, the FDA has increased its reliance on these trials.  Phase IV studies usually involve thousands of participants.  Phase IV studies also may be initiated by the company sponsoring the new drug to gain broader market value for an approved drug.  For example, large-scale trials may also be used to prove effectiveness and safety of new forms of drug delivery for approved drugs.  Examples may be using an inhalation spray versus taking tablets or a sustained-release form of medication versus capsules taken multiple times per day.

Other Regulations

Various Federal and state laws, regulations, and recommendations relating to safe working conditions, laboratory practices, the experimental use of animals, and the purchase, storage, movements, import, export, use, and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, are used in connection with our research or applicable to our activities.  They include, among others, the United States Atomic Energy Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the National Environmental Policy Act, the Toxic Substances Control Act, and Resources Conservation and Recovery Act, national restrictions on technology transfer, import, export, and customs regulations, and other present and possible future local, state, or federal regulation.  The extent of governmental regulation which might result from future legislation or administrative action cannot be accurately predicted.

Manufacturing

The Company does not have production facilities.  In the future, if production is needed, the Company plans to subcontract with other pharmaceutical companies to manufacture its products.

Distribution and Marketing

The Company believes that its drug candidate has the potential for worldwide distribution.  The Company plans to rely on third party distribution agreements for marketing and sale of its products.

Employees

The Company currently has a total of 5 employees including two people responsible for accounting and finance, an office manager, a project manager for various projects and a person responsible for administration of Beijing Obio Pharmaceutical Co., Ltd.

Reports to Security Holders

We are required to file reports with the SEC under section 13(a) of the Securities Act.  The reports will be filed electronically.  You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the SEC Internet site is http://www.sec.gov.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE

ENTIRE AMOUNT OF HIS INVESTMENT. THE ORDER OF THE FOLLOWING RISK FACTORS IS PRESENTED ARBITRARILY. YOU SHOULD NOT CONCLUDE THE SIGNIFICANCE OF A RISK FACTOR BECAUSE OF THE ORDER OF PRESENTATION.  OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

Risks Relating to Our Business

We are at the development phase of operations and may not succeed or become profitable.

We began operations in 1999 and are in the early phases of antiviral drug development. We have incurred significant losses and our net losses for the past two fiscal years ended 2008 and 2007 were US $310,000 and US $100,000, respectively. To date, we have no revenue. We expect that in the future our revenues will be generated from strategic partners, collaborations, licensing and government and research grants. Since 2008, we have accelerated the TG 21 product development and related strategic partnerships. This move has the potential to increase the return on investment to our stockholders by allocating capital resources to the TG 21 product development activities. At the same time, it increases our financial risk by increasing expenses associated with product development. In addition, the preclinical or clinical failure of any single product may have a significant effect on the actual or perceived value of our shares. Our business is subject to all of the risks inherent in the development of a new technology, which include the need to:

•	attract and retain qualified scientific and technical staff and management, particularly scientific staff with expertise to develop our early-stage technology into therapeutic products;

•	obtain sufficient capital to support the expense of developing our technology platform and developing, testing, and commercializing products;

•	develop a market for our products;

•	successfully transition from a company with a research focus to a company capable of supporting commercial activities; and

•	attract and enter into research collaborations with research and academic institutions and scientists.

Our potential therapeutic products are subject to a lengthy and uncertain regulatory process, and we may encounter unanticipated toxicity or adverse events or fail to demonstrate efficacy, causing us to delay, suspend or terminate the development of a TG 21 product. If these potential products are not approved, we will not be able to commercialize those products.

The FDA, and similar agencies in other countries such as the SFDA in China, must approve any human therapeutic product before it can be marketed in its country. The process for receiving regulatory approval is long and uncertain, and a potential product may not withstand the rigors of testing under the regulatory approval processes.

Clinical trials:

•

must be conducted in conformance with the FDA’s good clinical practices, within the guidelines of the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) and other applicable regulations;

•	must meet requirements for Institutional Review Board (“IRB”) oversight;

•	must follow Institutional Biosafety Committee (“IBC”) and NIH RAC guidelines where applicable;

•	must meet requirements for informed consent;

•	are subject to continuing FDA oversight;

•	may require oversight by a Data Safety Monitoring Board (“DSMB”);

•	may require large numbers of test subjects; and

•

may be suspended by a commercial partner, the FDA, or us at any time if it is believed that the subjects participating in these trials are being exposed to unacceptable health risks or if the FDA finds deficiencies in the IND application or the conduct of these trials.

While we have stated our intention to file additional IND applications during the next several years, this is only a statement of intent, and we may not be able to do so because the associated product candidates may not meet the necessary preclinical requirements. In addition, there can be no assurance that, once filed, an IND application will result in the actual initiation of clinical trials.

We anticipate continuing to incur operating losses for the next several years. If material losses continue for a significant period, we may be unable to continue our operations.

We began antiviral research in 2003 and have generated operating losses since that time.  The extent of our future losses and the timing of profitability are uncertain, and we expect to incur losses for the foreseeable future. We have been engaged in developing our TG 21 technology since 2006, which has and will continue to require significant research and development expenditures. To date, we have obtained funding from the holding company, Obio Pharmaceutical Holdings Limited.  We had an accumulated deficit of approximately US $860,000.  We expect to continue to incur losses for the foreseeable future. These losses will increase as we expand and extend our research and development activities into pre-clinical and clinical trials, and other product development. If the time required for us to generate significant product revenues and achieve profitability is longer than we currently anticipate, or if we are unable to generate liquidity through equity financing or other sources of funding, we may not be able to sustain our operations.

We may be unable to raise additional capital, which would harm our ability to develop our technology and products.

We have incurred significant operating losses and negative operating cash flows since inception and have not achieved profitability. We expect capital outlays and operating expenditures to increase over the next several years as we go into pre-clinical and clinical trials and expand our research to other antiviral product development activities. While we believe our financial resources will be adequate to sustain our current operations at least through 2010, we may seek additional sources of capital through equity or debt financing. In addition, as we focus our efforts on TG 21 technology, we will need to seek FDA approval of potential products, a process that could cost in excess of $100 million per product. We cannot be certain that we will be able to obtain financing on terms acceptable to us, or at all. If adequate funds are not available, our business and our ability to develop our technology and TG 21 products would be harmed.

We have limited experience in conducting clinical trials.

Our TG 21 may fail to show the desired safety and efficacy in initial clinical trials. However, the FDA will require additional clinical testing which involves significantly greater resources, commitments and expertise that may require us to enter into a collaborative relationship with a pharmaceutical company that could assume responsibility for late-stage development and commercialization. We have limited experience in conducting clinical trials and may not possess the necessary resources and expertise to complete such trials, and there is no guarantee that we will be able to enter into collaborative relationships with third parties that can provide us with the funding and expertise for such trials.

Phase 1 and Phase 2 trials are based on a small number of patients over a short period of time and our progress in future may not be indicative of results in a large number of patients or of long-term efficacy in late stage clinical trials.

A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late stage clinical trials even after achieving promising results in earlier stage pre-clinical and/or clinical trials. If a larger population of patients does not experience positive results, or if these results are not reproducible, our products may not receive approval from the FDA. Failure to confirm favorable results from earlier trials by demonstrating the safety and effectiveness of our TG 21 product in late stage clinical trials with larger patient populations could have a material adverse effect on our business that would reduce our ability to attract new investors and corporate partners.

We may not be able to find acceptable patients or may experience delays in enrolling patients for our clinical trials.

We may be competing for suitable patients with other clinical trials. We or the FDA may suspend our clinical trials at any time if either believes that we are exposing the subjects participating in these trials to unacceptable health risks. The FDA or institutional review boards and/or institutional biosafety committees at the medical institutions and healthcare facilities where we sponsor clinical trials may suspend any trial indefinitely if they find deficiencies in the conduct of these trials. The FDA and institutional review boards may also require large numbers of patients, and the FDA may require that we repeat a clinical trial.

As we cannot predict whether or when we will obtain regulatory approval to commercialize our product candidates, we cannot predict the timing of any future revenue from these product candidates.

We cannot commercialize TG 21 or any other pharmaceutical product to generate revenue until the appropriate regulatory authorities have reviewed and approved the applications for the product candidates. We cannot assure that the regulatory agencies will complete their review processes in a timely manner or that we will obtain regulatory approval for any product candidate that we or our collaborators develop. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Regulatory approval processes outside the United States include all of the risks associated with the FDA approval process. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review.

If we establish drug development collaborations, our collaborators may control aspects of our clinical trials, which could result in delays and other obstacles in the commercialization of our proposed products.

For some programs we may be dependent on third party collaborators to design and conduct our clinical trials. As a result, we may not be able to conduct these programs in the manner or on the time schedule we currently contemplate. In addition, if any of these collaborative partners withdraw support for our programs or proposed products or otherwise impair their development, our business could be negatively affected.

We may increase the focus of our research and development programs on other antiviral drugs, which will increase operating expenditures and the uncertainty of our business.

Currently, we have focused on the antiviral drugs for influenza and may develop other antiviral applications. This change may increase operating expenditures due to larger financial outlays to fund preclinical studies, manufacturing, and clinical research. The diversification will also increase the visibility of our lead in antiviral programs and the potential impact in future on the stock price of news releases relating to these programs.

Commercialization of our technologies will depend, in part, on strategic partnering with other companies. If we are not able to find strategic partners in the future or our strategic partners do not diligently pursue product development efforts, we may not be able to develop our technologies or products, which could slow our growth and decrease the intrinsic value of the company.

We expect to rely, to some extent, on strategic partners to provide funding in support of our research and to perform independent research and preclinical and clinical testing. Our technology is broad based, and we do not currently possess the resources necessary to fully develop and commercialize potential products that may result from our technologies or the resources or capabilities to complete the lengthy marketing approval processes that may be required for the products. Therefore, we plan to rely on strategic partnerships to help us develop and commercialize TG 21 and other products. If we are unable to find strategic partners, or if the partners we find are unable or unwilling to advance our programs, or if they do not diligently pursue product approval, this may slow our progress and defer our revenues. Our partners may sublicense or abandon development programs or we may have disagreements with our partners, which would cause associated product development to slow or cease. There can be no assurance that we will be able to establish strategic collaborations for TG 21 product development. We may require significant time to secure collaborations or strategic partners because we need to effectively market the benefits of our technology to these future collaborators and strategic partners, which use the time and efforts of research and development personnel and our management. Further, each collaboration or strategic partnering arrangement will involve the negotiation of terms that may be unique to each collaborator or strategic partner. These business development efforts may not result in a collaboration or strategic partnership.

The loss of any future strategic partnering agreements would not only delay or terminate the potential development or commercialization of products we may derive from our technologies, but it may also delay or terminate our ability to test TG 21candidates for specific virus. If any strategic partner fails to conduct the collaborative activities successfully and in a timely manner, the preclinical or clinical development or commercialization of the affected product candidates or research programs could be delayed or terminated.

Under typical strategic partnering agreements we would expect to receive revenue for the research and development of a TG 21 product and based on achievement of specific milestones. Achieving these milestones will depend, in part, on the efforts of our strategic partner as well as our own. If we, or any strategic partner, fail to meet specific milestones, then the strategic partnership may be terminated, which could decrease our revenues.

The other partnering agreements with quasi-governmental organization which would contract out and pay for the pre-clinical or clinical trials, in return, the organization would share certain percentage of the future revenue, including license fees to be generated from TG21.

We may be unable to license the TG 21 products that we may need to commercialize our TG 21 technology.

We have tried to license and make some distribution arrangement for TG 21 products; however, no revenue has been generated from the current status of TG 21 products.  We have not developed our own TG 21 products yet, and we rely on our ability to enter into license agreements to provide us more revenue in the future. The inability to grant a license on reasonable commercial terms, if at all, could delay or prevent the company from generating any revenue, and in that event, we would be required to commercialize our TG 21 products on our own.  There is no assurance that we would be able to commercialize TG 21, or any other product, on our own, within assistance from strategic partners or licensees.

We do not currently have the infrastructure or capability to manufacture TG 21 products on a commercial scale.

In order for us to commercialize the TG 21 products directly, we would need to develop, or obtain through outsourcing arrangements, the capability to execute all of these functions. If we are unable to develop or otherwise obtain the requisite preclinical, clinical, regulatory, manufacturing, marketing, and sales capabilities, we would be unable to directly commercialize our TG 21 products which would limit our future growth.

Even if our technology proves to be effective, it still may not lead to commercially viable products.

Even if our collaborators or strategic partners are successful in using our TG 21 products, they may not be able to commercialize the resulting products or may decide to use other methods competitive with our technology. To date, no company has received marketing approval or has developed or commercialized any products based on our technology for curing influenza. Should our technology fail to provide safe, effective, useful, or commercially viable approaches to the discovery and development of these products, this would significantly limit our business and future growth and would adversely affect our value.

Even if our product development efforts are successful and even if the requisite regulatory approvals are obtained, our TG 21 products may not gain market acceptance among physicians, patients, healthcare payers and the medical community.

A number of additional factors may limit the market acceptance of products including the following:

•	rate of adoption by healthcare practitioners;

•	rate of a product’s acceptance by the target population;

•	timing of market entry relative to competitive products;

•	availability of alternative therapies;

•	price of our product relative to alternative therapies;

•	availability of third-party reimbursement;

•	extent of marketing efforts by us and third-party distributors or agents retained by us; and

•	side effects or unfavorable publicity concerning our products or similar products.

Adverse events in the field of antiviral drugs may negatively impact regulatory approval or public perception of our potential products.

Our potential products are delivered to patients as antiviral drugs for main strains of influenzas. The clinical and commercial success of our potential products will depend in part on public acceptance of the use of them for the prevention or treatment of human flues. Public attitudes may be influenced by claims that TG 21 is unsafe, and, consequently, our products may not gain the acceptance of the public or the medical community. Negative public reaction to other antiviral drugs in general could result in greater government regulation and stricter labeling requirements of antiviral products, including any of our products, and could cause a decrease in the demand for any products we may develop.

If our competitors develop, acquire, or market technologies or products that are more effective than ours, this would reduce or eliminate our commercial opportunity.

Any products that we or our collaborators or strategic partners develop by using our TG 21 technology will enter into highly competitive markets. Even if we are able to eventually develop TG 21 products that are safe and effective for their intended use, competing technologies may prove to be more effective or less expensive, which, to the extent these competing technologies achieve market acceptance, will limit our revenue opportunities. In some cases, competing technologies may be proven to be satisfactorily effective and less expensive, as has been the case with technologies competitive with ours. Competing technologies may include other mechanism in treating influenza. TG 21 products have a broad array of competing products produced by many companies. Competing proprietary technologies with our product development focus include both Tamifle and Relenza.

In addition to possessing competing technologies, our competitors include pharmaceutical and biotechnology companies with:

•	substantially greater capital resources than ours;

•	larger research and development staffs and facilities than ours; and

•	greater experience in product development and in obtaining regulatory approvals and patent protection;

•	These organizations also compete with us to:

•	attract qualified personnel;

•	attract parties for acquisitions, joint ventures or other collaborations; and

•	license the proprietary technologies of academic and research institutions that are competitive with our technology, which may preclude us from pursuing similar opportunities.

Accordingly, our competitors may succeed in obtaining patent protection or commercializing products before us. In addition, any products that we develop may compete with existing products or services that are well established in the marketplace.

Our collaborators or strategic partners may decide to adopt alternative technologies or may be unable to develop commercially viable products with our technology, which would negatively impact our revenues and our strategy to develop these products.

Our collaborators or strategic partners may adopt alternative technologies, which could decrease the marketability of TG 21 technology. Additionally, because many of our collaborators or strategic partners are likely to be working on more than one development project, they could choose to shift their resources to projects other than those they are working on with us. If they do so, this would delay our ability to test our technology and would delay or terminate the development of potential products based on our TG 21 technology. Further, our collaborators and strategic partners may elect not to develop products arising out of our collaborative and strategic partnering arrangements or to devote sufficient resources to the development, manufacturing, marketing, or sale of these products. If any of these events occur, we may not be able to develop our technologies or commercialize our products.

Because it is difficult and costly to protect our proprietary rights, and third parties have filed patent applications that are similar to ours, we cannot ensure the proprietary protection of our technologies and products.

Our commercial success will depend in part on obtaining patent protection of our technology and successfully defending any of our patents that may be challenged. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and can involve complex legal and factual questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, we cannot predict the breadth of claims allowed in patents we own or license.

We are a party to a license agreement that give us rights under specified patents and patent applications. Our current licenses, as our future licenses frequently will, contain performance obligations. If we fail to meet those obligations, the licenses could be terminated. If we are unable to continue to license these technologies on commercially reasonable terms, or at all, we may be forced to delay or terminate our product development and research activities.

We are unable to exercise the same degree of control over intellectual property that we license from third parties as we exercise over our internally developed intellectual property. We do not control the prosecution of certain of the patent applications that we license from third parties; therefore, the patent applications may not be prosecuted exactly as we desire or in a timely manner.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

•	we or our licensors were the first to make the inventions covered by each of our pending patent applications;

•	we or our licensors were the first to file patent applications for these inventions;

•	the patents of others will not have an adverse effect on our ability to do business;

•	others will not independently develop similar or alternative technologies or reverse engineer any of our products, processes or technologies;

•	any of our pending patent applications will result in issued patents;

•	any patents issued or licensed to us or our collaborators or strategic partners will provide a basis for commercially viable products or will provide us with any competitive advantages;

•	any patents issued or licensed to us will not be challenged and invalidated by third parties; or

•	we will develop additional products, processes or technologies that are patentable.

Risks Relating to Our Common Stock

There is not currently a public market for our shares and there is no assurance that a public market will develop in the future.

There currently is no public market for our shares, and no assurance can be given that a market will develop in the future. While we intend to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, and take other necessary steps in the process of seeking to have our shares approved for trading on the Over-the-Counter Bulletin Board or another US securities exchange, there is no assurance that a public trading market for our shares will be created. Even in the event that our shares are approved for public trading, there is no assurance that an active market will develop. The trading price of our shares may be highly volatile and trading volume may be sporadic.

Following the Share Exchange, the Company’s directors and executive officers beneficially own a large block of the Company’s outstanding common stock, which is likely to give them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

Following completion of the share exchange transaction, the Company’s officers and directors beneficially own, in the aggregate, approximately 48.6% of the Company’s outstanding common stock. The interests of the officers and directors may differ from the interests of other stockholders.  As a result, the officers and directors are expected to have the ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•

Electing or defeating the election of directors;

•

Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

•

Effecting or preventing a merger, sale of assets or other corporate transaction; and

•

Controlling the outcome of any other matter submitted to the stockholders for vote.

The stock ownership of the Company’s officers and directors may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Because our assets are located outside of the United States and substantially all of our directors and officers reside outside the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Substantially all of our directors and officers reside outside the United States. In addition, our operating subsidiaries, are located in Hong Kong and the PRC and substantially all of their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S., Hong Kong, or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in Hong Kong or PRC courts. Further, it is unclear if extradition treaties now in effect between the United States, Hong Kong and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

History

The Registrant was incorporated in the state of Nevada on September 13, 2007, as Table Mesa Acquisitions, Inc., and on October 13, 2009, changed its name to Antiviral Technologies, Inc., in anticipation of completion of the Share Exchange described in Item 2.01.  On October 14, 2009, pursuant to the terms of the Agreement for Share Exchange discussed in item 2.01 above, the Registrant acquired Obio Pharmaceutical (H.K.) Limited, and its wholly-owned subsidiary, Beijing Obio Pharmaceutical Co., Ltd. This transaction was accounted for as a “reverse merger” with Obio HK deemed to be the accounting acquirer and the Registrant as the legal acquirer.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Obio HK, recorded at its historical cost basis. After completion of the Share Exchange, the Registrant’s consolidated financial statements will include the assets and liabilities of both the Registrant and Obio HK, the historical operations of Obio HK and the operations of the Registrant and its subsidiaries from the closing date of the Share Exchange.

Corporate Background

We are a development stage biotechnology company utilizing Cysteamine compositions in the development of antiviral drugs for human application.  We have been assigned rights in certain patents and have obtained licenses to use certain technology owned by Walcom Group Limited.  The rights assigned or licensed to us by Walcom include its proprietary micro-encapsulation technology for cysteamine. We intend to use the rights assigned or licensed to us by Walcom Group, which were developed by Walcom Group for use in develop of products for animals, in conjunction with efforts to develop products for human application.

We are in the development stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this document are not necessarily indicative of the relationship between and among such items as we expand and as we progress towards operations. Accordingly, there is currently no basis upon which we are to provide a meaningful comparison of our results of operation for one period as compared to another period.

Liquidity and Capital Resources

As of June 30, 2009, we had current assets of $315,030 consisting primarily of cash and cash equivalents of $309,081.  As of June 30, 2009, our total assets were $611,841, consisting primarily of our current assets and $290,971 representing the net value of patents.

As of June 30, 2009, our current liabilities were $1,464,005, consisting primarily of amounts due to our holding company in the amount of $1,359,652, which are unsecured, interest free and repayable upon demand. Subsequent to June 30, 2009, Obio HK has partially settled the amount due to OPHL of $64,500.

As described more fully below under Plan of Operations, our plan of operations calls for significant expenditures in connection with conducting additional research and development activities and conducting clinical trials TG 21.

Plan of Operations

Our plan of operations for the remainder of the fiscal year ending December 31, 2009, and for the twelve months thereafter, is to continue to conduct additional research and development activities regarding TG 21 and other potential antiviral solutions for various viruses.  Our initial focus will be to begin pre-clinical and clinical trials in China in cooperation with the South China Center for Innovative Pharmaceuticals (SCCIP), to undertake efforts in the United Kingdom directed toward international recognition of TG 21, to conduct additional research and development in India and to prepare for filing of additional patent applications in various countries.

We currently estimate that we will require approximately US$7 million to conduct initial clinical trials and the additional research and development activities described above, and approximately US$3 million for working capital purposes.  We do not currently have any arrangements in place to obtain the necessary financing for these activities and may not be able to find such financing on terms which are acceptable to us. We believe the most likely source of additional financing presently available to us is through sale of equity capital after, or in conjunction with, the process of establishing a public trading market for our shares.  There can be no assurance that a trading market will be established, or we will be able to raise additional capital on terms we consider satisfactory, either after, or in conjunction with, the establishment of a trading market for our shares.

We have no current sources of liquidity other than cash on hand.  We do not have in place any line of credit or other credit facility, and our lack of revenue and our lack of assets with which to collateralize a loan would make any borrowing difficult. For this reason, we believe that the most feasible source of funds currently available to us is from the offer and sale of equity securities, or debt securities convertible into equity securities either after, or in conjunction with, the establishment of a public trading market for our shares.

PROPERTIES

We do not own any real property.  We currently lease office facilities in Beijing and in Hong Kong.

Our office in Beijing is located at Room 610, Office Tower A, New World Centre, No. 3 Chongwenmen Wai Street, Beijing, China 100062.

Our office in Hong Kong is located at Suite 1111, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 14, 2009, following completion of the share exchange transaction, the ownership of each person known by the Registrant to be a beneficial owner of 5% or more of its common stock, by each executive officer and director of the Registrant, and by all of all executive officers and directors of the Registrant as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	Obio Pharmaceutical Holdings Limited Suite 1111, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong	147,000,000	98%
Common	Francis Chi (1) Suite 1111, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Kowloon, Hong Kong	72,589,908 (2)	48.4%
Common	Cheng, Kin Chung (1) 14/F Shanghai Industrial Invetment Building, 48 – 62 Hennessy Road, Wan Chai, , Hong Kong	0	0
Common	Dr. Bill Piu Chan (1) 6-2-8A Citichamp Palace, Madian, Beijing, 100088, China	356,611 (3)	0.24%
Common	Jay Lutsky (1) 4807 S. Zang Way Morrison, CO 80465	855,000 (4)	0.57
Common	Bioglory International Limited P.O. Box 957, Offshore Corporations, Road Town, Tortola, British Virgin Islands.	25,051,740 (5)	16.7%
Common	Simplex Capital (Holdings) Limited TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands.	13,858,616 (6)	9.2%

Common	Luckman Investment Limited Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.	7,515,522 (7)	5%
Common	All Directors and Executive Officers as a Group ( 4 in number)	73,801,519 (8)	49.20%

(1)

The person listed is currently an officer, a director, or both, of the Company.

(2)

Includes 72,589,908 shares held of record by Obio Pharmaceutical Holdings Limited of which Mr. Chi may be deemed to be the beneficial owner as a result of the ownership of approximately 49.4% of the share capital of Obio Pharmaceutical Holdings Limited.

(3)

Includes 356,611 shares held of record by Obio Pharmaceutical Holdings Limited of which Dr. Chan may be deemed to be the beneficial owner as a result of the ownership of approximately 0.24% of the share capital of Obio Pharmaceutical Holdings Limited.

(4)

Includes 425,000 held of record by Mr. Lutsky, and 427,500 shares held of record by Mr. Lutsky’s spouse, of which he may be deemed to be the beneficial owner.

(5)

Includes 25,051,740 shares held of record by Obio Pharmaceutical Holdings Limited of which Bioglory International Limited may be deemed to be the beneficial owner as a result of the ownership of approximately 17% of the share capital of Obio Pharmaceutical Holdings Limited.

(6)

Includes 13,858,616 shares held of record by Obio Pharmaceutical Holdings Limited of which Simplex Capital (Holdings) Limited may be deemed to be the beneficial owner as a result of the ownership of approximately 9.4% of the share capital of Obio Pharmaceutical Holdings Limited.

(7)

Includes 7,515,522 shares held of record by Obio Pharmaceutical Holdings Limited of which Luckman Investment Limited may be deemed to be the beneficial owner as a result of the ownership of approximately 5% of the share capital of Obio Pharmaceutical Holdings Limited.

(8)

Includes 72,946,519 shares held of record by Obio Pharmaceutical Holdings Limited of which Mr. Chi and Dr. Chan may be deemed to be the beneficial owner as a result of the ownership of approximately 49.64% of the share capital of Obio Pharmaceutical Holdings Limited

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The respective positions and ages of the directors and executive officers of the Registrant as of October 14, 2009, following completion of the Share Exchange, are shown in the following tables.  Each director of the Registrant has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified.  Vacancies in the existing Board of Directors of the Registrant are filled by majority vote of the remaining Directors.  There are no agreements or understandings for any officer or director to resign at the request of another person, and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position Held and Tenure
Dr. Bill Piu Chan	47	CEO, President
Cheng, Kin Chung	47	CFO
Francis Chi	48	Director
Jay Lutsky	66	Director

Biographical Information

Dr. Bill Piu Chan.  Dr. Chan, age 47, is currently the CEO and President of the Company.  Additionally, he has been a director of Obio HK since September 2009.  He joined Obio Pharmaceutical Holdings Limited as director and Chief Technical Officer in 2005.  He is currently a Professor and Director of the Beijing Institute of Geriatrics and a member of American Academy of Neurology. He has been appointed as the Deputy Director and Principal Investigator of Chinese National Human Genome Center Beijing since 2001. He is the Vice President of the Chinese Society of Gerontology and Geriatrics, council member of the International Association of Gerontology and Geriatrics (IAGG), and Secretary of the IAGG Asia-Oceania Region. He was the President of the Society of Chinese Neuroscientists in America from 1998 to 2000 and the Secretary of Asia-Pacific Society for Neurochemistry from 2000 to 2006. In 2002, he attained First Award for Scientific Achievement from both Ministry of Education and Chinese Medical Association in the People's Republic of China.  Dr. Chan is currently the Director of the National GCP center on neurodegenerative disorders and has been the Principal investigator for six drug trials including phase I through IV in the Peoples' Republic of China.  Dr. Chan was the founder and director of the Immunotech Beijing Ltd and Immunocell Technology Ltd, President and director of Wincon Theracells Biotechnologies Co., Inc.  Dr. Chan graduated from Human Medical College in Changsha and became a neurologist after the fellowship training. He later acquired his Doctor of Philosophy in neurosciences from Sun Yan-Sen University of Medical Sciences in Guangzhou followed by postdoctoral training at the Parkinson's Institute in Sunnyvale, California, where he spent more than 10 years as senior scientist before returning to the People's Republic of China. Dr. Chan is well known for his clinical and basic research on Parkinson's disease and geriatric disorders.

Cheng, Kin Chung.  Mr. Cheng, age 47, is the Chief Financial Officer of the Company.  He joined the Obio Group in December 2008 and was appointed to his current position in September 2009.  From April, 2009, to the present, Mr. Cheng has served as the Managing Director of Jovian Corporate Services Limited, providing corporate and investor relations advisory to mostly Hong Kong listed companies.  From September, 2008 to April, 2009, Mr. Cheng served as Chief Executive Officer of Skyworth TTG Holdings Limited, which is engaged in the business of providing identity and access management services to its clients.  Mr. Cheng joined Skyworth Digital Holdings Limited (Skyworth), a listed company in Hong Kong specializing in providing CRT and Digital TV and set-top boxes, in July 2004 as Director and Chief Financial Officer and was subsequently redesignated as Chief Investment and Information Officer in January 2008.  At Skyworth, Mr. Cheng was involved in formulation of business strategy and was responsible for the financial matters of Skyworth in the capacity of Director and Chief Financial Officer.  He was also responsible for the group's information technology development and the Group's investment strategy.  Prior to joining Skyworth, Mr. Cheng was a partner at Deloitte Touche Tohmatsu Hong Kong office responsible for the audit and corporate finance divisions. Mr. Cheng holds a master degree in Professional Accounting (2000) and master degree of arts in English for Professional (2009) to be awarded by the Hong Kong Polytechnic University.  Mr. Cheng is also a member of American Institute of Certified Public Accountants, a fellow member of the Hong Kong Institute of Certified Public Accountants and member of the Hong Kong Institute of Securities.

Francis Chi. Mr. Chi, age 48, is a director of the Company.  Additionally, he is the founder and Executive Director of the Obio Group, and is currently the Chief Executive Officer of the Walcom Group, a company listed in the Alternative Investment Market of the London Stock Exchange. He was the Managing Director of Walcom Chemicals Company Limited from 1990 to 1998.  He was the Managing Director of Becoin Limited from 1986 to 1990 and was sales manager of Listo

Enterprises Co., Ltd. from 1984 to 1986. Mr. Chi earned a bachelors degree of arts in Business Administration from Seattle University in 1984.

Jay Lutsky is currently a director of the Company.  Since May of 1980, Mr. Lutsky has done business as Dolphin & Associates, a private consulting firm that is a sole proprietorship, while managing his personal investment portfolio.  He is listed in "Who's Who in Finance and Industry."  He earned a Bachelor of Science degree in 1967 from Kent State University.

Family Relationships

There is no family relationship between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our officers, directors, promoters or control persons has been involved in the past five (5) years in any of the following:

(1)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

Directorships

None of the Registrant’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Securities exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Registrant’s officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission.  Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Registrant with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Registrant believes that, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

Code of Ethics

The Registrant has not yet adopted a code of ethics.  The Registrant intends to adopt a code of ethics in the near future.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth executive compensation for fiscal years ended 2008 and 2007.

Summary Compensation Table

Change in
Pension
						Non-Equity	Value and
						Incentive	Non-qualified
				Stock	Option	Plan	Compensation	All other
Name and		Salary	Bonus	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)	($)
Francis Chi	2007 2008	- -	- -	- -	- -	- -	- -	- 25,012	- 25,012
Bill P Chan	2007 2008	- -	- -	- -	- -	- -	- -	27,692 40,198	27,692 40,198
Cheng, Kin Chung	2007 2008	- -	- -	- -	- -	- -	- -	- -	- -
Jay Lutsky	2007 2008	- -	- -	- -	- -	- -	- -	-- --	-- --

Employment Agreements

The Registrant does not currently have employment agreements with any of its directors or executive officers.

Stock Option Plans

No member of Registrant’s management has been granted any stock option or stock appreciation right.

Director Compensation

The Registrant’s directors are not paid any salary as compensation for services they provide as directors of the Registrant.  The Registrant has agreed to pay each of its directors a consultancy fee in the amount of HK$1,000 (approximately US$130) for service during the fiscal year ending December 31, 2009.

Director Agreements

The Registrant has not entered into agreements with its directors, but as described above, has agreed to pay each of its directors a consultancy fee in the amount of HK$1,000 (approximately US$130) for service during the fiscal year ending December 31, 2009

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

There were no material transactions, or series of similar transactions, during our Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which our Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.

is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or

6.

is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that Francis Chi and Jay Lutsky are independent directors under these rules.

LEGAL PROCEEDINGS

The Registrant is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. No director, officer or affiliate of the Registrant, and no owner of record or beneficial owner of more than 5.0% of the securities of the Registrant, or any associate of any such director, officer or security holder is a party adverse to the Registrant or has a material interest adverse to the Registrant in reference to pending litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information The Company's Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

Holders As of October 14, 2009, there were 150,000,000 shares of common stock issued and outstanding and approximately 39 shareholders of record.

Dividends The Registrant has not declared or paid any cash dividends on its common stock during the period ended December 31, 2008 or in any prior period.  There are no restrictions on the common stock that limit our ability of us to pay dividends if declared by the Board of Directors.  The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Registrant is not able to pay dividends if after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Registrant’s assets, after payment of the liabilities, is less than the aggregate of the Registrant’s liabilities and stated capital of all classes

RECENT SALES OF UNREGISTERED SECURITIES

On October 14, 2009, pursuant to the closing of the Agreement for Share Exchange by and between the Registrant, Obio Pharmaceutical (H.K.) Ltd. and Obio Pharmaceutical Holdings Limited, the sole shareholders of Obio HK, the Registrant issued 147,000,000 shares of common stock.  As set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, in return for the issuance of 147,000,000 shares of its common stock, the Registrant received all of the issued and outstanding common stock of Obio HK, thereby making Obio HK and its wholly-owned subsidiary, Beijing Obio Pharmaceutical Co., Ltd., wholly-owned subsidiaries of the Registrant.  For the above share issuances the shares were not registered under the Securities Act in reliance upon the exemption from registration provided in Regulation S of the Securities Act. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

Prior to issuance of the shares in the share exchange transaction described above, the Registrant had a total of 3,000,000 shares of its common stock issued and outstanding.  Disclosures regarding the issuance of such shares were included in the Registrant’s registration statement on Form 10 under the Securities Exchange Act of 1934, filed on October 8, 2008.

DESCRIPTION OF SECURITIES

The Registrant is authorized to issue a total of 170,000,000 shares of capital stock of which 150,000,000 shares are common stock with a par value of $0.001 per share, and 20,000,000 shares are preferred stock with a par value of $0.001 per share.  Prior to the closing of the share exchange on October 14, 2009, there were 3,000,000 shares of common stock and no shares of preferred stock issued and outstanding.  Subsequent to the closing of the share exchange on October 14, 2009, there were 150,000,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.  However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, the Registrant’s Bylaws provide that the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Additionally, as permitted by Nevada law, the Registrant’s Bylaws also provide that the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to the terms of the Exchange Agreement, in conjunction with the closing of the Share Exchange on October 14, 2009, Bill P Chan was appointed as a director of the Registrant and as Chief Executive Officer and President, KC Cheng was appointed as Chief Financial Officer, and Jay Lutsky resigned as chief executive officer and chief financial officer of the Registrant.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

See Item 2.01 above relating to the share exchange with Obio HK. As a result of the share exchange, the Registrant ceased to be a shell company.

The Registrant was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the reverse merger with Obio HK as described in Item 2.01. As a result of the merger, the Registrant has acquired a subsidiary that possesses an operating business. Consequently, the Registrant believes that the reverse merger has caused it to cease to be a shell company. For information about the merger transactions, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated hereunder by this reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired.

 In accordance with Item 9.01(a), the audited consolidated financial statements of Obio Pharmaceutical (H.K.), Ltd., for the fiscal years ended December 31, 2008 and 2007, and the unaudited consolidated financial of Obio Pharmaceutical (H.K.), Ltd., for the six month periods ended June 30, 2009 and June 30, 2008, are filed in this Current Report on Form 8-K as Exhibits 99.1.1, 99.1.2 and 99.1.3, respectively.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the Registrant’s pro forma financial statements as of the fiscal year ended December 31, 2008 and as of the six month period ended June 30, 2009, are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No. Description
2.1

Share Exchange Agreement dated October 14, 2009, by and between Table Mesa  Acquisitions, Inc., Obio Pharmaceutical (H.K.), Ltd., and Obio Pharmaceutical Holdings, Ltd., the sole shareholder of Obio Pharmaceutical (H.K.), Ltd.

3.1

Original Articles of Incorporation filed with the State of Nevada on September 13, 2007, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on October 8, 2008.

3.2	Bylaws incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on October 8, 2008.
10.1

Patent Assignment Agreement dated September 19, 2006, by and between Walcom Bio-Chemicals Industrial Limited, and Omega-BioPharma (H.K.) Limited, Omega Bio-Pharma (I.P.1) Limited, Omega Bio-Pharma (I.P.2) Limited, Omega Bio-Pharma (I.P.3) Limited and Omega-BioPharma Holdings Limited

10.2

Exclusive License Agreement dated September 19, 2006, by and between Walcom Bio-Chemicals Industrial Limited, Walcom Animal Science (I.P.) Limited, Walcom Animal Science (I.P.2) Limited, Walcom Animal Science (I.P3.) Limited, Walcom Animal Science (I.P.4) Limited, Walcom Animal Science (I.P.5) Limited, and Omega-BioPharma Holdings Limited

10.3	Sublicense Agreement dated September 17, 2009, by and between Obio Pharmaceutical Holdings Limited and Obio Pharmaceutical (H.K.) Limited.
10.4	Current list of Patent Applications filed by Obio Pharmaceutical (H.K.) Limited
21.1	List of subsidiaries of the Registrant

99.1.1	Audited consolidated financial statements of Obio Pharmaceutical (H.K.), Ltd. for the fiscal years ended December 31, 2008 and 2007
99.1.2	Unaudited consolidated financial statements of Obio Pharmaceutical (H.K.), Ltd., for the six month periods ended June 30, 2009
99.2	Pro forma consolidated financial statements of the Registrant and Obio Pharmaceutical (H.K.), Ltd., as of the fiscal year ended December 31, 2008 and as of the six month period ended June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Antiviral Technologies, Inc. (Registrant)

Date: October 22, 2009	/s/ Bill Piu Chan, Chief Executive Officer